Exhibit 99.1
First Industrial Realty Trust, Inc.
311 South Wacker Drive
Suite 4000
Chicago, IL 60606
312/344-4300
FAX: 312/922-9851
MEDIA REALASE
FIRST INDUSTRIAL REALTY TRUST REPORTS
FIRST QUARTER 2007 RESULTS
•	15% Growth in Funds From Operations (FFO)

•	7.3% Increase in Same Store Net Operating Income

•	Joint Venture FFO Nearly Doubles

•	Developable Land Increases to 2,800 Acres Buildable to 49 Million S.F.

•	Opened New Market in Seattle/Tacoma

•	Net Economic Gains Continue Solid Performance
CHICAGO, April 25, 2007 – First Industrial Realty Trust, Inc. (NYSE: FR), the nation’s largest provider of diversified industrial real estate, today announced results for the quarter ended March 31, 2007. Diluted net income available to common stockholders per share (EPS) was $0.66, up 69% from $0.39 in first quarter 2006. First quarter funds from operations (FFO) grew 15% to $1.12 per share/unit on a diluted basis from $0.97 per share/unit a year ago.
“We’ve had a very good start to the year with 15% growth in FFO in the first quarter, due to particularly strong portfolio and joint venture results,” said Mike Brennan, president and CEO. “Our large and diverse capital base, local market expertise across a national platform, and experience managing multiple facility types gives First Industrial a unique ability to capitalize on expanding global trade, increasing demand for supply chain reconfiguration projects, and favorable demographic trends that drive long-term growth.”
Portfolio Performance for On Balance Sheet Properties
•	7.3% growth in same property net operating income (NOI) on a cash basis, up from 2.5% in fourth quarter 2006. Excluding lease termination fees, same property cash basis NOI increased 6.1%

•	Occupancy rose to 94.0% from 90.7% in first quarter 2006

•	4% increase in rental rates

•	Retained tenants in 67% of square footage up for renewal
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Total net operating income grew 12.9% from first quarter 2006 driven by improved occupancy and rental rates. Rental rate growth increased to positive 4.0% from negative 2.3% in first quarter 2006. Leasing costs were $2.14 per square foot versus an average of $2.17 per square foot for full year 2006.
Investment Performance: First Quarter 2007

		(in millions)
Balance Sheet Investment/Disposition Activity

Property Acquisitions		$149.6
Square Feet	3.4 million
Stabilized Weighted Average Capitalization Rate	9.0%
Developments Placed in Service		$9.3
Square Feet	0.1 million
Stabilized Weighted Average Capitalization Rate	7.8%
Land Acquisitions		$28.3

Total Investments		$187.2

Property Sales		$217.7
Square Feet	4.0 million
Weighted Average Capitalization Rate	7.1%
Land Sales		$5.4

Total Dispositions		$223.1

Joint Venture Investment/Disposition Activity

Investments
2005 Development/Redevelopment — Acquisitions		$53.6
2005 Development/Redevelopment — Placed in Service		$39.9
2006 Strategic Land and Development		$39.1

Total Joint Venture Investments		$132.6

Dispositions
2005 Development/Redevelopment		$51.2
2005 Core		$75.1
1998 Core		$43.7
2003 Net Lease		$3.3

Total Joint Venture Dispositions		$173.3

“During the quarter, we expanded our land holdings for future development and signed several built-to-suit agreements for leading corporate customers,” said Johannson Yap, chief investment officer. “Our investment pipeline is the strongest ever due to the continued dedication of our workforce in serving the comprehensive supply chain needs of corporate customers.”
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Land and Development
Total developable land is 2,796 acres including 2,098 acres in joint ventures and 698 acres on balance sheet. Total land positions can accommodate approximately 49 million square feet of additional development. Developments in process include an estimated investment of $215 million in the joint ventures and $182 million on balance sheet.
Investment Pipeline and Second Quarter To-Date Investments
Second quarter to-date, $16 million of acquisitions have already been completed, which combined with developments currently and soon to be under construction of $795 million and acquisitions under contract or letter of intent of $1.1 billion, total $1.9 billion. The breakdown is as follows:

	Balance	Joint
(millions)	Sheet	Ventures	Total

Developments	$275	$520	$795

Acquisitions	$204	$887	$1,091

Total	$479	$1,407	$1,886

Solid Financial Position
•	Fixed-charge coverage was 2.8 times and interest coverage was 3.5 times for the quarter

•	95.5% of real estate assets are unencumbered by mortgages

•	8.0 years weighted average maturity of permanent debt

•	100% of permanent debt is fixed rate
“The expansion of our private capital resources was a strong contributor to earnings growth in the quarter as FFO from joint ventures nearly doubled compared to a year ago,” said Mike Havala, chief financial officer. “Our joint venture capital complements our balance sheet, and it allows us to leverage the strength of our franchise.”
Supplemental Reporting Measure
First Industrial defines FFO as net income available to common stockholders, plus depreciation and amortization of real estate, minus accumulated depreciation and amortization on real estate sold.
The National Association of Real Estate Investment Trusts (“NAREIT”) has provided a recommendation on how real estate investment trusts (REITs) should define funds from operations (“FFO”). NAREIT suggests that FFO be defined as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
NAREIT has also clarified that non-recurring charges and gains should be included in FFO.
Importantly, as part of its guidance concerning FFO, NAREIT has stated that the “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” As a result, modifications to the NAREIT calculation of FFO are common among REITs.
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First Industrial calculates FFO to include all cash gains and losses on all industrial property sales whether depreciation is or is not accumulated under the GAAP accounting rules. The Company believes that FFO inclusive of all cash gains and losses is a better performance measure because it reflects all the activities of the Company and better reflects the Company’s strategy, which includes investing in real estate; adding value through redevelopment, leasing and repositioning; and then selling the improved real estate in order to maximize investment returns. The Company provides additional disclosure on net economic gains in its quarterly supplemental.
Outlook for 2007
Mr. Brennan stated, “The outlook for business spending, particularly on structures, remains positive for 2007, and demand for industrial space should be strong as companies expand their businesses to capitalize on growing international trade and to reconfigure their supply chains for increased efficiencies.”
Mr. Brennan added, “First Industrial’s guidance range for 2007 FFO per/share unit is $4.40 to $4.60 and $2.20 to $2.40 for EPS. On balance sheet investment volume assumptions for 2007, which include both developments placed in service and acquisitions, range from $900 million to $1 billion with a 7.5% to 8.5% average cap rate. On balance sheet sales volume in 2007 is assumed to be $1 billion to $1.1 billion with a 6.5% to 7.5% average cap rate. Book gains from property sales/fees are estimated to be $185 million to $195 million. Our assumption for net economic gains for on balance sheet transactions in 2007 is between $125 million and $135 million.
Our estimate for First Industrial’s FFO from joint ventures in 2007 is between $55 million and $60 million. Joint venture investment volume assumptions for 2007, which include both new developments and acquisitions, range from $1.2 billion to $1.3 billion. Joint venture sales volume in 2007 is assumed to be approximately $1.1 billion to $1.2 billion.”

	Low End of	High End of
	Guidance for	Guidance for	Low End of	High End of
	2Q 2007	2Q 2007	Guidance for 2007	Guidance for 2007
	(Per share/unit)	(Per share/unit)	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders	$0.44	$0.54	$2.20	$2.40
Add: Real Estate Depreciation/Amortization	0.85	0.85	3.35	3.35
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(0.27)	(0.27)	(1.15)	(1.15)

FFO	$1.02	$1.12	$4.40	$4.60

Mr. Brennan continued, “A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the overall economy, the supply and demand of industrial real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results for 2007. However, I believe that First Industrial has the proper strategy, infrastructure, and capabilities to deliver such results.”
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First Industrial Realty Trust, Inc., the nation’s largest provider of diversified industrial real estate, serves every aspect of Corporate America’s industrial real estate needs, including customized supply chain solutions, through its unique I-N-D-L operating platform, which utilizes a pure Industrial focus and National scope to provide Diverse facility types, while offering Local, full-service management and expertise. The Company owns, operates and has under development more than 100 million square feet of industrial real estate in markets throughout the United States. Building, buying, selling, leasing and managing industrial property in major markets nationwide, First Industrial develops long-term relationships with corporate real estate directors, tenants and brokers to better serve customers with creative, flexible industrial real estate solutions.
This press release and the conference call to which it refers contain forward-looking information about the Company. A number of factors could cause the Company’s actual results to differ materially from those anticipated, including changes in: economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of financing, interest rate levels, competition, supply and demand for industrial properties in the Company’s current and proposed market areas, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs and changes in general accounting principles, policies and guidelines applicable to real estate investment trusts. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.
A schedule of selected financial information is attached.
First Industrial Realty Trust, Inc. will host a quarterly conference call at 11:00 a.m. CDT, 12:00 p.m. EDT, on Thursday, April 26, 2007. The call-in number is (888) 693-3477 and the passcode is “First Industrial.” The conference call will also be webcast live on First Industrial’s web site, www.firstindustrial.com, under the “Investor Relations” tab. The replay will also be available on the web site.
The Company’s first quarter supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contact:	Sean P. O’Neill
SVP, Investor Relations and Corporate Communications
312-344-4401

Art Harmon
Sr. Manager, Investor Relations and Corporate Communications
312-344-4320
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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit and property data)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2007	2006
Statement of Operations and Other Data:
Total Revenues	$118,916	$88,626

Property Expenses	(34,873)	(31,371)
Build to Suit For Sale Costs	(3,201)	(666)
Contractor Expenses	(4,836)	—
General & Administrative Expense	(22,791)	(17,636)
Depreciation of Corporate F,F&E	(471)	(416)
Depreciation and Amortization of Real Estate	(39,555)	(32,241)

Total Expenses	(105,727)	(82,330)

Interest Income	260	639
Interest Expense	(29,901)	(29,488)
Amortization of Deferred Financing Costs	(820)	(620)
Mark-to-Market/Loss on Settlement of Interest Rate Protection Agreements (a)	—	(170)
Loss from Early Retirement of Debt	(146)	—

Loss from Continuing Operations Before Equity in Net Income (Loss) of Joint Ventures, Income Tax Benefit and Minority Interest Allocable to Continuing Operations	(17,418)	(23,343)

Equity in Net Income (Loss) of Joint Ventures (b)	5,631	(34)
Income Tax Benefit	1,466	5,929
Minority Interest Allocable to Continuing Operations	2,082	3,025

Loss from Continuing Operations	(8,239)	(14,423)

Income from Discontinued Operations (Including Gain on Sale of Real Estate of $55,370 and $54,022 for the Three Months Ended March 31, 2007 and 2006, respectively (c))	57,691	57,285
Provision for Income Taxes Allocable to Discontinued Operations (Including a provision allocable to Gain on Sale of Real Estate of $10,133 and $14,840 for the Three Months Ended March 31, 2007 and 2006, respectively (c))	(10,777)	(15,224)
Minority Interest Allocable to Discontinued Operations (c)	(5,939)	(5,548)

Income Before Gain on Sale of Real Estate	32,736	22,090

Gain on Sale of Real Estate	3,574	1,075
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	(768)	(92)
Minority Interest Allocable to Gain on Sale of Real Estate	(355)	(130)

Net Income	35,187	22,943

Preferred Dividends	(5,935)	(5,019)
Redemption of Preferred Stock	—	(672)

Net Income Available to Common Stockholders	$29,252	$17,252

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO FFO (d) AND FAD (d)

Net Income Available to Common Stockholders	$29,252	$17,252

Add: Depreciation and Amortization of Real Estate	39,555	32,241
Add: Income Allocated to Minority Interest	4,212	2,653
Add: Depreciation and Amortization of Real Estate Included in Discontinued Operations	1,221	5,612
Add: Depreciation and Amortization of Real Estate — Joint Ventures (b)	2,678	2,417
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(19,165)	(10,844)
Less: Accumulated Depreciation/Amortization on Real Estate Sold — Joint Ventures (b)	(662)	(84)

Funds From Operations (“FFO”) (d)	$57,091	$49,247

Add: Loss from Early Retirement of Debt	146	—
Add: Restricted Stock Amortization	3,606	2,145
Add: Amortization of Deferred Financing Costs	820	620
Add: Depreciation of Corporate F,F&E	471	416
Add: Redemption of Preferred Stock	—	672
Less: Non-Incremental Capital Expenditures	(5,255)	(9,476)
Less: Straight-Line Rent	(2,662)	(2,481)

Funds Available for Distribution (“FAD”) (d)	$54,217	$41,143

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit and property data)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2007	2006
RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO EBITDA (d) AND NOI (d)

Net Income Available to Common Stockholders	$29,252	$17,252

Add: Interest Expense	29,901	29,488
Add: Depreciation and Amortization of Real Estate	39,555	32,241
Add: Preferred Dividends	5,935	5,019
Add: Mark-to-Market/Loss on Settlement of Interest Rate Protection Agreements (a)	—	170
Add: Provision for Income Taxes	10,079	9,387
Add: Redemption of Preferred Stock	—	672
Add: Income Allocated to Minority Interest	4,212	2,653
Add: Amortization of Deferred Financing Costs	820	620
Add: Depreciation of Corporate F,F&E	471	416
Add: Depreciation and Amortization of Real Estate Included in Discontinued Operations	1,221	5,612
Add: Loss from Early Retirement of Debt	146	—
Add: Depreciation and Amortization of Real Estate — Joint Ventures (b)	2,678	2,417
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(19,165)	(10,844)
Less: Accumulated Depreciation/Amortization on Real Estate Sold — Joint Ventures (b)	(662)	(84)

EBITDA (d)	$104,443	$95,019

Add: General and Administrative Expense	22,791	17,636
Less: Net Economic Gains (d)	(34,814)	(35,161)
Less: Provision for Income Taxes	(10,079)	(9,387)
Less: Equity in FFO of Joint Ventures	(12,827)	(6,512)

Net Operating Income (“NOI”) (d)	$69,514	$61,595

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NET ECONOMIC GAINS (d)

Gain on Sale of Real Estate	3,574	1,075
Gain on Sale of Real Estate included in Discontinued Operations	55,370	54,022
Less: Provision for Income Taxes	(10,079)	(9,387)
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(19,165)	(10,844)
Add: Assignment Fees	3,275	—
Add: Income Taxes Allocable to FFO from Joint Ventures	1,839	295

Net Economic Gains (d)	$34,814	$35,161

Weighted Avg. Number of Shares/Units Outstanding — Basic	50,966	50,644
Weighted Avg. Number of Shares/Units Outstanding — Diluted (e)	50,966	50,644
Weighted Avg. Number of Shares Outstanding — Basic	44,410	43,887
Weighted Avg. Number of Shares Outstanding — Diluted (e)	44,410	43,887

Per Share/Unit Data:
FFO:
- Basic	$1.12	$0.97
- Diluted (e)	$1.12	$0.97
Loss from Continuing Operations Less Preferred Dividends and Redemption of Preferred Stock Per Weighted Average Common Share Outstanding:
- Basic	$(0.26)	$(0.44)
- Diluted (e)	$(0.26)	$(0.44)
Net Income Available to Common Stockholders Per Weighted Average Common Share Outstanding:
- Basic	$0.66	$0.39
- Diluted (e)	$0.66	$0.39
Dividends/Distributions	$0.7100	$0.7000

FFO Payout Ratio	63.4%	72.0%
FAD Payout Ratio	66.7%	86.2%

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$3,297,198	$3,117,815
Real Estate and Other Held For Sale, Net	79,329	151,745
Total Assets	3,237,106	3,127,437
Debt	1,844,000	1,789,606
Total Liabilities	2,065,349	1,973,221
Stockholders’ Equity and Minority Interest	$1,171,757	$1,154,216

Property Data (end of period):
Total In-Service Properties	874	884
Total Gross Leasable Area (in sq ft)	67,295,447	68,819,605
Occupancy	94.0%	90.7%

a)
Represents the gain on settlement/mark to market of interest rate protection agreements that do not qualify for hedge accounting in accordance with Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities”.

b)
Represents the Company’s share of net income, depreciation and amortization of real estate and accumulated depreciation and amortization on real estate sold from the Company’s joint ventures in which it owns minority equity interests.

c)
In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”). FAS 144 requires that the operations and gain (loss) on sale of qualifying properties sold and properties that are classified as held for sale be presented in discontinued operations. FAS 144 also requires that prior periods be restated.

d)
Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

The Company calculates FFO to be equal to net income available to common stockholders, plus depreciation and amortization on real estate, minus accumulated depreciation and amortization on real estate sold.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI, plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, plus Net Economic Gains, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

FAD is defined as EBITDA, minus GAAP interest expense, minus preferred stock dividends, minus straight-line rental income, minus provision for income taxes, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income available to common stockholders (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD, as calculated by the Company, may not be comparable to similarly titled, but variously calculated, measures of other REITs or to the definition of FFO published by NAREIT.

The Company also reports Net Economic Gains, which, effectively, measure the value created in the Company’s capital recycling activities. Net Economic Gains are calculated by subtracting from gain on sale of real estate (calculated in accordance with GAAP, including gains on sale of real estate classified as discontinued operations) the recapture of accumulated depreciation and amortization on real estate sold (excluding the recapture of accumulated amortization related to above/below market leases and lease inducements as this amortization is included in revenues and FFO) and the provision for income taxes (excluding taxes associated with joint ventures).

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. Beginning with the fourth quarter of 2006, the Company adopted the following definition of its same store pool of properties: Same store properties, for the period beginning January 1, 2007, include all properties owned January 1, 2006 and held as an operating property through the end of the current reporting period and developments that were placed in service or were substantially completed for 12 months prior to January 1, 2006 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent and the amortization of above/below market rent. For the quarters ended March 31, 2007 and 2006, NOI was $69,514 and $61,595, respectively; NOI of properties not in the Same Store Pool was $13,732 and $8,937 respectively; the impact of straight-line rent and the amortization of above/below market rent was $2,158 and $2,678, respectively. The Company excludes straight-line rents and above/below market rent amortization in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

e)
Pursuant to Statement of Financial Accounting Standard No. 128, “Earnings Per Share”, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted stock would be antidilutive to the loss from continuing operations per share.